Exhibit 99.1

The following table is a reconciliation of basic and diluted loss per share for the years ended December 31, 2009, 2008 and 2007, adjusted for a 1-for-10 reverse stock split of the Company’s common stock that became effective in the second quarter of 2010 (dollars and shares in thousands, except per share amounts):

	Year Ended December 31,
	2009	2008	2007
Basic:
Numerator:
Loss from continuing operations	$(1,297,762)	$(809,384)	$(1,442,337)
Income from discontinued operations, net of tax	—	297,594	583

Net loss	$(1,297,762)	$(511,790)	$(1,441,754)

Denominator:
Basic weighted-average shares outstanding	109,544	50,986	42,444

Diluted:
Numerator:
Net loss	$(1,297,762)	$(511,790)	$(1,441,754)

Denominator:
Diluted weighted-average shares outstanding	109,544	50,986	42,444

Per share:
Basic loss per share:
Loss per share from continuing operations	$(11.85)	$(15.88)	$(33.98)
Earnings per share from discontinued operations	—	5.84	0.01

Net loss per share	$(11.85)	$(10.04)	$(33.97)

Diluted loss per share:
Loss per share from continuing operations	$(11.85)	$(15.88)	$(33.98)
Earnings per share from discontinued operations	—	5.84	0.01

Net loss per share	$(11.85)	$(10.04)	$(33.97)